Exhibit 99.1

LUNA INNOVATIONS INCORPORATED
ATTN: SUMMER HARPER
301 FIRST STREET SW, SUITE 200
ROANOKE, VA 24011

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 7:00 P.M. Eastern Time on May 7, 2015. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 7:00 P.M. Eastern Time on May 7, 2015. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M87659-P63199

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

LUNA INNOVATIONS INCORPORATED

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
3. Election of Directors	☐	☐	☐

Nominees:

01) My E. Chung
02) Neil D. Wilkin, Jr.

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

The Board of Directors recommends you vote FOR Proposals No. 1, 2, 4, and 5:

	For	Against	Abstain
1. To consider and vote upon a proposal to approve the issuance of shares of Luna Innovations Incorporated (Luna) common stock, par value $0.001 per share, to securityholders of Advanced Photonix, Inc. (API), in connection with the Merger contemplated by the Agreement and Plan of Merger and Reorganization, dated as of January 30, 2015, by and among Luna, API, and API Merger Sub, Inc., a wholly owned subsidiary of Luna, as such agreement may be amended from time to time, pursuant to which API will become a wholly owned subsidiary of Luna through the Merger.	☐	☐	☐
2. To consider and vote upon an adjournment of the Luna annual meeting from time to time, if necessary or appropriate (as determined by Luna), to solicit additional proxies if there are not sufficient votes to approve the proposal described immediately above.	☐	☐	☐
4. Approval, on a non-binding, advisory basis, of the compensation of Luna's named executive officers.	☐	☐	☐
5. Proposal to ratify the selection, by the Audit Committee of Luna's board of directors, of Grant Thornton LLP as Luna's independent registered public accounting firm for the fiscal year ending December 31, 2015.	☐	☐	☐

NOTE: The proxies will vote the shares represented by this proxy as specified, but if no specification is made, the proxies will vote the shares "FOR" Proposals No. 1, 2, 3, 4 and 5. The proxies may vote in their discretion as to any other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If the signer is a corporation, please sign full corporate name by a duly authorized officer, giving full title as such. If the signer is a partnership, please sign the partnership name by an authorized person.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement is available at www.proxyvote.com.

M87660-P63199

PROXY SOLICITED BY THE BOARD Of DIRECTORS Of LUNA INNOVATIONS INCORPORATED fOR THE ANNUAL MEETING Of STOCKHOLDERS ON May 8, 2015

The undersigned hereby appoints My E. Chung and Dale E. Messick, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of Luna Innovations Incorporated common stock which the undersigned may be entitled to vote at the annual meeting of stockholders of Luna Innovations Incorporated to be held at the Roanoke Higher Education Center, 108 N. Jefferson Street, Roanoke, Virginia 24016, at 9:00 A.M. local time, on May 8, 2015, and at any and all continuations, adjournments or postponements thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the matters on the reverse side and in accordance with the accompanying instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

The undersigned hereby revokes all proxies previously given by the undersigned to vote at the annual meeting of stockholders or any continuation, adjournment or postponement thereof.

(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)